JOINT VENTURE AGREEMENT

BY AND BETWEEN

MPONENG HOLDINGS [PTY] LTD

AND

DOMINOVAS ENERGY CORPORATION

1.           PARTIES

The parties to this Agreement are:

1.1
MPONENG HOLDINGS [PTY] LTD (MHP), a public company, incorporated and registered in the South Africa, with limited liability, with registration number: 2007/0280/07, at 82 Maude Street, Sandton, 2146 of the Republic of South Africa, and herein, duly represented by its Executive Director, Mr. Sibusiso Mkhonto Josh@mponengholdings.co.za.

1.2
DOMINOVAS ENERGY CORPORATION, a public company incorporated in the USA, in the state of Nevada, in accordance with the company laws applicable in the USA, and registered with and under jurisdiction of or governed by the Securities and Exchange Commission of the USA, of 1170 Peachtree Street, N.E., 12th Floor, Atlanta, Georgia, 30309, USA, and/or emails addresses: neal@dominovasenergy.com and michael@dominovasenergy.com. Company is an energy solutions company that will, for the purposes of this Joint Venture, engage its expertise specifically for the design, engineering, development and installation of its RUBICON™ Solid Oxide Fuel Cell technology, as is described and defined, herein.  Company, is herein duly represented by its chief executive officer and chairperson, Neal Allen.

2.           DEFINITIONS AND INTERPRETATION

2.1
In this Agreement, unless the context indicates otherwise, the following words, terms and phrases shall have the meanings assigned to them, hereunder, and cognate expressions shall bear corresponding meanings, unless inconsistent with the context:

2.1.1	“Agreement” means this agreement between the Parties and any annexures, schedules, appendices and addenda hereto;

2.1.2         “DEC” means the Party referred to in clause 1.2 above;

2.1.3	“EMM” means Ekurhuleni Metropolitan Municipality in South Africa where DEC would like to install the 20MW (twenty megawatt) RUBICONTM system, to deliver reliable and continuous (unbroken) electricity;

2.1.4	Project means the assembly, construction, manufacture, installation, power generation via the 20MW RUBICONTM system in EMM.

2.1.5	“20MW RUBICONTM system” means that:

2.1.5.1                      20MW RUBICONTM;

2.1.5.2                      the RUBICONTM technology;

2.1.5.3                      the capability of the RUBICONTM technology and the RUBICONTM System; and

2.1.5.4                      the competence of the RUBICONTM technology and the RUBICONTM System;

2.1.6
“20MW RUBICONTM system Installation Date” means the date of full and complete installation or construction (as the case may be) of the 20MW RUBICONTM system, in such a manner that the 20MW RUBICONTM system is fully and properly functional and operational, at the EMM Location, for the purposes of the 20MW RUBICONTM system to generate or produce electricity;

2.1.7	“20MW RUBICONTM system” means a minimum of 20 megawatts (20MW) of continuous and uninterrupted power and power supply (the electricity) generated or produced on a continuous (unbroken) basis;

2.1.8	“Dominovas Energy proprietary technology interface” means the control system to be utilized for the integration of Solid Oxide Fuel Cell with the balance-of-plant components;

2.1.9	“MHP” means the Party referred to in clause 1.1 above;

2.1.10	“fuel cell electricity” means the electricity generated by the Solid Oxide Fuel Cell via the electrochemical reaction of a fuel with oxygen;

2.1.11	“fuel cell electricity delivery” means the transmission of the electricity generated by the Solid Oxide Fuel Cell to the end user by way of electric transmission lines;

2.1.12	“Fuel Costs” means costs of natural gas and used for the operation of the 20MW RUBICONTM system;

2.1.13	“Location” means the location at which the 20MW RUBICONTM system will be installed or constructed in South Africa;

2.1.14	“Location Costs” means the costs incurred relating to the installation or construction of the 20MW RUBICONTM system on or at the Location;

2.1.15	“Parties” means both of DEC and MHP, and “Party” means either of them;

2.1.16	“PPA” means power provider agreement. A power provider agreement generally is a contract between two parties, one who generates electricity and the other who purchases such energy generated;

2.1.17
“Requisite Infrastructure” refers to items required for the installation and operation of the 20MW RUBICONTM system in South Africa, being fuel supply infrastructure for the system (such as, pipeline), appropriate site (Location) for the system installation, internet connectivity, security personnel, and the like at the Location;

2.1.18
“RUBICONTM” means the systems and technology comprised of the Solid Oxide Fuel Cell system and a number of balance-of-plant components.  The balance-of-plant components are: catalytic afterburner, catalytic reformer, air heat exchanger, desulfurization unit, anode heat exchanger, exhaust gas heat exchanger, inverters, and air blowers.  A special characteristic of RUBICONTM is the specific power electronic interface.  DEC has full and complete right and title to RUBICONTM and no other person has better or prior right nor title, thereto, in preference or otherwise adverse in any way to DEC;

2.1.19	“RUBICONTM system” refers to the entire package of the Solid Oxide Fuel Cell integrated with the balance-of-plant components and power electronics for the delivery of reliable electricity;

2.1.20
“RUBICONTM unit” means RUBICONTM system, and the use of these terms, herein, are synonymous with each other (that is, where the one appears in this Agreement, it means and refers to the other and vice versa);

2.1.21
“Solid Oxide Fuel Cell” means a device which at high temperatures (700°C - 900°C / 700 degrees Celsius – 900 degrees Celsius) converts the chemical energy of a given fuel source into electricity via an electrochemical reaction when the fuel is combined with oxygen.  This device involves the utilization of the Dominovas Energy proprietary technology interface, as stated in clause 2.1.10 above and this device generates fuel cell electricity which then results in fuel cell electricity delivery;

2.1.22
“Solid Oxide Fuel Cell technology” in the context of the RUBICONTM means the Solid Oxide Fuel Cell.  Wherever each such term appears in this Agreement, it shall refer to the other of the (that is, these terms are synonymously used in this Agreement);

2.1.23	“South Africa” means the Republic of South Africa, and “South African” has a corresponding meaning;

2.2.24
“specific power electronic interface” means the component ‘inverter’ as embedded in the RUBICONTM.  Power electronics, such as ‘inverter’, is needed for grid connection, current control, and for converting ‘direct current’ produced by Solid Oxide Fuel Cell system to an ‘alternating current’;

2.2.25	“USA” means the United States of America;

2.2.26	“US Dollars” means the currency of the United States of America.

2.2	In this Agreement:

2.2.1	the singular shall import and include the plural and vice versa;

2.2.2	words indicating one gender shall import and include other genders;

2.2.3	words indicating natural persons shall import and include artificial persons;

2.2.4	headnotes are used for the sake of convenience only and shall not govern the interpretation of the clause to which any headnote relates;

2.2.5	a reference to a Party includes that Party’s successors (whether by name or successors-in-title) and permitted assigns or cessionaries;

2.2.6	any reference to an enactment is to that enactment, as amended, as at the date of signature hereof, and as amended or re-enacted from time to time;

2.2.7
if any provision in a definition or the recordal in this Agreement is a substantive provision conferring rights or imposing duties on any Party, notwithstanding that it is only in the definition or recordal clause, effect shall be given to it as if it were a substantive provision in the operative part of this Agreement;

2.2.8	where figures are referred to in numerals and in words, if there is any conflict between the two, the words shall prevail;

2.2.9
in addition to clause 2.2.8 above, where any amount, measurement, period, or other matter is expressed in numbers and followed by the description of the numbers in words (whether in brackets, commas, or otherwise), then, where there is conflict between the numbers and words, the words shall prevail, unless the context clearly indicates otherwise;

2.2.10
the words "include", "including" and "in particular" shall not be construed as being by way of example or emphasis only and shall not be construed as, nor shall they take effect as, limiting the generality of any preceding word/s;

2.2.11	the words "other" and "otherwise" shall not be construed eiusdem generis with any preceding words where a wider construction is possible;

2.2.12
where a word, term or expression is defined within the context of any particular clause in or of this Agreement, the word, term or expression so defined shall bear the meaning ascribed to it for all purposes in terms of this Agreement, notwithstanding that the word, term or expression has not been defined in the definition and/or interpretation clause(s) of this Agreement, unless it is clear from the clause in question that the word, term or expression so defined has limited application to the relevant clause;

2.2.13
words, terms and expressions defined in this Agreement shall bear the same meanings in schedules or annexures or addenda to this Agreement that do not themselves contain their own conflicting definitions, and the provisions of this Agreement shall mutatis mutandis apply to all schedules or annexures or addenda save as otherwise indicated in such schedules or annexures or addenda;

2.2.14
the expiration or termination of this Agreement shall not affect such of the provisions of this Agreement as expressly provide that they will operate after any such expiration or termination or that of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this;

2.2.15
the rule of construction that any ambiguity in an agreement shall be interpreted against the Party responsible for the drafting or preparation of the agreement, shall not apply in the interpretation of this Agreement;

2.2.16	recordals shall be binding on the parties and are not merely for information purposes;

2.2.17
wherever the word “business days” appears in this Agreement, such word (“business days”) excludes Saturdays, Sundays, and public holidays in South Africa.  However, where the expressions “calendar days” or “days” appear(s) in this Agreement, then, such expression (“calendar days”/ “days”) includes Saturdays, Sundays, and public holidays;

2.2.18
the word “shall” connotes ‘must’, and not ‘will’ or ‘may’.  The use of “must” bears its ordinary meaning and connotes an unconditional, unqualified, unequivocal, and peremptory obligation and duty, and such meaning and connotation shall apply to the word “shall”, wherever “shall” appears in this Agreement;

2.2.19
defined terms appearing in this Agreement in title case shall be given their meaning as defined, while the same terms appearing in lower case shall, shall unless the context clearly indicates otherwise or to the contrary, be interpreted in accordance with their ordinary meaning and shall unless the context otherwise indicates, include the term as defined;

2.2.20
terms other than those defined in this Agreement shall be given their plain English meaning, and those terms, acronyms, and phrases known in the industry in which the Parties are involved, trade and operate shall, when used, herein, for the purposes and in regard to the subject of this Agreement, be interpreted in accordance with their generally known meanings in and for such industry;

2.2.21
this Agreement includes all schedules, appendices, and/or annexure thereto, which form an integral part of this Agreement and hereby incorporated for all purposes as indivisible parts of this Agreement;

2.2.22
unless the contrary is expressly or clearly indicated in this Agreement, this Agreement shall be immediately effective, operative, and enforceable on the effective date (as the effective date is or may be defined in or as otherwise described or contemplated by this Agreement);

2.2.23
any errors in clause numbering and inconsistent references to clause numbering/numbers in any clause of this Agreement (where the clause number reference is inconsistent, inapplicable or makes no sense), shall be interpreted as the context clearly indicates, in a logical and sensible manner, having regard to which clause any such reference can best logically relate or be applied to.  This shall also apply to sub-clauses;

2.2.24
where there is any typographic, printing, spelling, grammatical error in any provision of or in this Agreement, then such provision shall, despite such error, be interpreted as the context clearly indicates, in a logical and sensible manner.  Similarly, if there is confusion, ambiguity, or illogicality, in any provision, due to error in style or drafting or inelegant style or drafting, then such error shall also be interpreted as the context clearly indicates, in a logical and sensible manner;

2.2.25
if all of the pages of this Agreement and/or all of the pages of any of the annexures and/or appendices and/or schedules to this Agreement are not signed nor initialled by the Parties or any of them, then, notwithstanding and despite such absent signatures or initials, this Agreement and all such annexures, appendices and/or schedules shall be completely valid, effective, operative, and enforceable and shall not be, by reason of such absent signatures or initials, invalid, void, voidable, unenforceable, ineffective, inoperative, and/or vitiated in any way or form, whether in its entirety or partially or otherwise, provided that the Parties have signed this Agreement in the space for their respective signatures at or about the last page(s) of this Agreement;

2.2.26
notwithstanding and despite that the signatures of any or both or all Parties, hereto, has or have not been witnessed and/or this Agreement and/or any or all annexures, appendices and/or schedules, hereto, do not on the page(s) thereof, bear or reflect any signature or initial of any witness, this Agreement and all such annexures, appendices and/or schedules shall be completely valid, effective, operative, and enforceable and shall not be, by reason of such absent signatures or initials, invalid, void, voidable, unenforceable, ineffective, inoperative, and/or vitiated in any way or form, whether in its entirety or partially or otherwise;

2.2.27
the use of the word technology in the context of RUBICONTM includes all of the technology contemplated by and/or incorporated in and/or part of and/or comprising and/or constituting and/or involving RUBICONTM, including, without limitation, Solid Oxide Fuel Cell technology;

2.2.28	the use in this Agreement of the terms RUBICON™ or RUBICON™ shall refer to RUBICONTM (as defined above).

3.           20MW RUBICONTM SYSTEM

3.1	DEC shall manufacture the 20MW RUBICONTM System in three years period upon the successful bidding of the Project.

3.2	The deployment schedules (of RUBICON™ units) for the 20MW shall be determined by DEC.

3.3	The installation locations (of RUBICON™ units) for the 20MW shall be determined collaboratively by MHP and DEC.

3.4           The deployment schedules (of RUBICON™ units) for the 20MW shall be determined by DEC.

3.5	DEC and MHP shall be jointly liable for the capital cost of the 20MW RUBICONTM System Costs.

3.6
DEC shall be solely responsible for maintenance costs during the operation of the 20MW RUBICONTM System for any maintenance or replacement required of the Balance-of-plant components, stacks or other parts in the system.

3.7
MHP shall be responsible for all costs and administrative procedures associated with any and all required license(s) permits and the like in respect of the 20MW RUBICONTM System for the period of 20MW RUBICONTM System’s Unit’s installation and operation at the Location.

3.8	MHP shall assist DEC in establishing infrastructures for fuel supply, logistics, site preparation, grid connection.

4.           NATURAL GAS

4.1           DEC shall procure that the 20MW RUBICONTM System shall at all times:

(i)	be fully compatible with the Natural Gas;

(ii)	be able to function and operate by way and/or use of the Natural Gas; and

(iii)	not function or operate by way and/or use of another Natural Gas composition.

5.	PPA

The supply of electricity generated or produced by the 20MW RUBICONTM System; may be or may by law be required to be, in the circumstances involved or prevailing or encountered, supplied in terms of a PPA (of which PPA, either Party or both Parties are contracting party(ies) with a third party(ies) thereto) or, otherwise, in terms of a lawful and valid licence or other written and lawful right (including, without limitation, by way of a royalty based agreement, right of use agreement, limited use agreement, cession or assignment) under or in terms of a specific PPA (of which PPA, neither Party is a party).

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6.	OWNERSHIP OF 20MW RUBICONTM System

For, during and after the PPA, ownership in and of the 20MW RUBICONTM System shall be with, held by, vest, and remain in DEC.

7.           PAYMENT AND PROFITS TO BE 50/50

(a)
The Parties, hereby, agree that the net monthly profits, after tax, earned and actually received by DEC from EMM for the supply of electricity by DEC to it / them (that is, EMM) in South Africa, which electricity has been solely generated and/or produced by the RUBICON™ units, will be shared between the Parties equally;

(b)
if Dominovas Energy or any subsidiary or any entity connected or associated or affiliated with it has a bank account with a South African bank in South Africa, then such profit share payable to Dominovas Energy shall be paid into such bank account in US Dollars, (USD).  The details of such South African Bank shall be advised in writing by DEC to MHP prior to any such payment being made;

8.           MHP’s COSTS

8.1	MHP shall only be liable for the following costs in all respects relating to and in connection with the 20MW RUBICONTM System:

8.1.1           Permits and Approvals; and

8.1.2           Location Costs

9.  CONFIDENTIALITY AND NON CIRCUMVENTION

9.1
Each Party agrees to maintain as confidential any financial information, trade secrets, information and/or details of customers and/or suppliers, and any other information disclosed for the purposes of and/or in the performance of this Agreement, except to the extent disclosure of such information is required by applicable law, or an order of a competent court, or required to be disclosed by mandatory requirements of any stock exchange, and to the extent such information is generally or otherwise available to the public or any third party prior to the conclusion of this Agreement or without breach by ay Party of its confidential undertakings, hereunder.  Either Party may disclose any such information to those of each of such Party’s advisors who, by virtue of their positions have a need to know.  This provision shall survive termination of this Agreement for a period of two years.

10.           RELATIONSHIP OF THE PARTIES

Neither Party shall have the right to make representations on behalf of or bind any other Party without its prior written consent.

11.	LIMITATION OF LIABILITY

Neither Party shall have any liability, hereunder, to the other Party in respect to special, punitive, indirect or consequential damages (including, but not limited to, lost profits).

12.           BREACH

12.1
Should any Party commit a breach of any term or condition of this Agreement ("the defaulting  party"), then the other Party (“the innocent party”) shall be entitled (but not obliged) to give the defaulting party 14 (fourteen) business days written notice (“Notice”) to remedy the breach.

12.2
If the defaulting party fails to comply with the Notice, then the innocent party shall be entitled, in its sole discretion, to claim specific performance of this Agreement or cancel this Agreement without prejudice to all of its rights and remedies in terms of this Agreement and/or available to it in law.

13.           DISPUTE RESOLUTION

13.1
In the event of there being a dispute relating to or arising out of this Agreement, including, without limitation, the scope, effect, validity, implementation, execution, interpretation, rectification, termination or cancellation of this Agreement, such dispute shall first be referred to the respective Chief Executive Officers or similar officers, for the time being, of each of the Parties or their respective nominees, who shall attempt to resolve the dispute within 5 (five) Business Days from the date on which the dispute was referred to them.  Should the Chief Executive Officers of the Parties (or similar officers) or their respective nominees fail to resolve the dispute within the specified period in this clause 13.1, then the dispute shall be referred to mediation, in terms of clause 13.2.  For the purposes of this clause 13.1, where a Party is not a juristic entity, then the owner of that Party charged with the running of that Party’s day-to-day business shall be the person who shall attempt to resolve the dispute, as contemplated by this clause 13.1.

13.2           Mediation

13.2.1                      The dispute shall be mediated by a single mediator.

13.2.2
The Parties shall agree in writing on the mediator or, failing such agreement, then the chairperson or president or person of similar office for the time being of the Arbitration Foundation of Southern Africa (“AFSA”) or its successor shall, on the written request of any Party, appoint the mediator.

13.2.3	If the dispute primarily involves an accounting matter, then the mediator shall be a senior practising chartered accountant of not less than 15 (fifteen) years’ standing.

13.2.4	If the dispute primarily involves a legal or other matter, then the mediator shall be a practising senior attorney or advocate of not less than 15 (fifteen) years’ standing.

13.2.5
Should the Parties fail to agree whether the dispute is principally a legal, accounting, or other matter within 3 (three) calendar days after the 5 (five) day period referred to in clause 16.1, then the matter shall be deemed to be a legal matter.

13.2.6	The mediation shall be held in English and shall be held in Johannesburg or Sandton, Gauteng, South Africa.

13.2.7
The mediation shall be completed and the written accord or settlement of the dispute between the Parties or the parties involved in the dispute, confirmed or certified by mediator, shall be achieved no later than 10 (ten) Business Days after the 5 (five) day period referred to clause 16.1.

13.2.8
The mediator shall determine the form and nature of the mediation, the informality, thereof; the statements and documents involved, and the evidence to be presented, and the rules that apply (including, without limitation, the AFSA rules, the Association of Arbitrators (Southern Africa) Mediation Rules, the Tokiso Mediation Rules, the UNCITRAL model law on international commercial conciliation or the UNCITRAL Conciliation Rules).

13.2.9
Each Party shall be entitled to legal and/or other representation at and during the mediation. However, prior to mediation the Parties may in writing agree that each Party shall not be represented legally and/or otherwise.

13.2.10	Each Party shall bear its own costs in connection with the mediation and each Party shall bear the costs of the mediator in equal shares.

13.2.11
If the dispute is not resolved by mediation or if any Party is unhappy with the outcome of the mediation and the mediator’s written decision, then the dispute shall be referred to arbitration in terms of clause 14.3.

13.2.12	The record of the mediation proceedings and all documents filed and evidence given thereat shall be used for the purposes of resolving the dispute by arbitration.

14.3       Arbitration

14.3.1
The dispute shall be submitted by either Party to arbitration in the English language in accordance with the rules AFSA or its successor, then current, or such other rules as may be agreed in writing between the Parties.

14.3.2	If the dispute primarily involves an accounting matter, then the arbitrator shall be a senior practising chartered accountant of not less than 15 (fifteen) years’ standing.

14.3.3
If the dispute primarily involves a legal or other matter, then the arbitrator shall be a retired judge (who had actively served as a judge of the High Court of South Africa for no less than 15 (fifteen) years) or failing the availability of such retired judge a practising senior attorney or advocate of not less than 15 (fifteen) years’ standing.

14.3.4
Should the Parties fail to agree whether the dispute is principally a legal, accounting or other matter within 3 (three) calendar days after the arbitration was demanded, the matter shall be deemed to be a legal matter.

14.3.5	The arbitration, including any appeal as provided for below, shall be held in Johannesburg or Sandton, Gauteng, South Africa.

14.3.6
If the Parties fail to agree on the identity of the arbitrator within 7 (seven) calendar days after the period referred to in clause 13.2.7, then the arbitrator shall be nominated at the written request of either Party by the chairperson (or person of similar office or seniority) for the time being of AFSA, and the Party requesting the nomination of the arbitrator may suggest the person to be appointed as arbitrator (who shall be a person contemplated by 13.3.2 and 13.3.3, as the case may be).

14.3.7	The arbitrator shall be entitled:

14.3.7.1	in his sole discretion, for the purposes of speedy arbitration and to achieve the least cumbersome process and procedure, to determine the manner and form:

  (i)   of the arbitration;

  (ii)  the statements, pleadings and documents filed; and

(i)	evidence;

14.3.7.2
in his sole discretion, to investigate or cause to be investigated any matter, fact or thing which he, in his sole discretion, considers necessary or desirable in connection with any matter referred to him for decision; and

14.3.7.3
to make such award, including, without limitation, an award for specific performance, damages or a penalty, the costs of arbitration (including, without limitation, his costs, any administration costs (whether of AFSA or another arbitration body), the costs of using or hiring any venue for the arbitration, and the costs of the successful party and whether such costs are attorney and own client or otherwise) and/or any and/or all costs associated with the arbitration as the arbitrator, in his sole discretion, may deem fit and/or appropriate.

14.3.8
The arbitration shall be held as quickly as possible after it is demanded, to be completed within 90 (ninety) business days after the arbitration is demanded (in writing) by any Party, without any delay by any party whatsoever (including, without limitation, any postponement for whatever reason).

14.3.9	Subject to either Party’s right to appeal as provided for below, the Parties agree that the decision and award of the arbitrator, or the decision and award of the appeal panel, as the case may be:

14.3.9.1      shall be final and binding on each of them; and

14.3.9.2      shall be carried into effect; and

14.3.9.3      may be made an order of any competent Court, by any Party.

14.3.10	Prior to, at the commencement of, during, or at the end of the arbitration, the Parties may (in writing) unanimously agree that no Party shall appeal the award of the arbitrator.

14.3.11	The Parties agree that the submission of any dispute to arbitration in terms, hereof, is subject to the Parties' rights of appeal, as follows:
14.3.11.1	any Party may appeal the arbitration award by giving written notice to that effect to the other Party within 14 (fourteen) calendar days of the award being handed down;
14.3.11.2	the appeal shall be dealt with in accordance with the rules of AFSA, or such other rules as may be agreed by the Parties;
14.3.11.3
there shall be 3 (three) appeal arbitrators, each of whom shall be a retired judge (who had actively served as a judge of the High Court of South Africa for no less than 15 (fifteen) years) or failing the availability of such retired judge a practising senior attorney or advocate of not less than 15 (fifteen) years’ standing;

14.3.11.4	the panel of appeal arbitrators shall, in their discretion, determine any or all of the matters contemplated by clauses 14.3.7.1 (and its sub-clauses), 14.3.7.2 and 14.3.7.3.

14.3.12
If the Parties fail to agree on the identity of any one or more of the appeal arbitrators within 10 (ten) calendar days after the appeal is noted, the arbitrators whom the Parties have failed to agree upon shall be nominated at the written request of any Party by the chairperson (or person of similar office or seniority) of the time being of AFSA, and the Party requesting the nomination of the arbitrator may suggest the person to be appointed as arbitrator.

14.4
Any arbitration in terms, hereof, shall be conducted in camera and the Parties shall treat as confidential and not disclose to any third party details of the dispute submitted to arbitration, the conduct of the arbitration proceedings or the outcome of the arbitration, without the prior written consent of the other Party.

14.5
Nothing, herein, contained shall be deemed to prevent or prohibit a Party from applying to the appropriate Court for an interdict, urgent relief, or for judgment in relation to a debt or claim that is undisputed.

14.6                  The provisions of this clause 14:

(i)
constitute an irrevocable consent by the Parties to any proceedings in terms hereof, and no Party shall be entitled to withdraw therefrom, or claim at any such proceedings that it is not bound by such provisions; and

(ii)	are severable from this Agreement and shall remain in effect despite the termination of or invalidity for any reason of this Agreement.

15.           NOTICES
15.1
Any notices and process to be given, in terms of or in connection with this Agreement, shall be in writing and delivered by hand during normal business hours or posted by prepaid registered post or despatched by telefax or email to the respective addresses of each Party set out in clause 1 above (clauses 1.1 and 1.2 respectively), which respective addresses the Parties choose as their addresses for all written communication, notices, and process for all purposes relating to or arising out of this Agreement (such addresses being the chosen domicilia citandi et executandi addresses of the respective Parties, hereto).

15.2
The Parties may from time to time choose by written notice to the other Party any other address, telefax number or email address, provided that such other address is not a post box nor a poste restante and further provided that such change shall be effective on the first day following the date of receipt (or deemed receipt) by the addressee.

15.3	Every notice or process shall be deemed to have been properly given, in the absence of proof to the contrary:
(a)	if delivered by hand, on the date of delivery;
(b)	if sent by prepaid registered post, 10 (ten) business days after the date of posting;
(c)	if sent to a telefax number or an email address, on the date of successful transmission.

15.4
Notwithstanding anything to the contrary, herein contained, a written notice or process received by any Party from the other Party at an address not set out in this Agreement shall be an adequate written notice and/or communication to such receiving party notwithstanding that it was not sent to nor delivered at that Party's chosen domicilium citandi et executandi.

16.           GENERAL LEGAL PROVISIONS

16.1
This Agreement constitutes the whole agreement between the Parties relating to the subject matter, hereof, and supersedes any other discussions, agreements and/or understandings regarding the subject matter, hereof.

16.2
The Parties shall at all times ensure strict compliance with the terms, conditions and provisions of this Agreement, and exercise utmost good faith in their relationship and for the purposes of this Agreement.

16.3
This Agreement shall be fully and completely binding on the successor by name and the successors-in-title of each Party (including, without limitation, executors, trustees in insolvency, liquidators, business rescue practitioners, administrators, cessionaries, assignees, and curators).

16.4	No Party shall be bound by any undertakings, representations, warranties, promises or the like not recorded in this Agreement.

16.5
No consensual cancellation of this Agreement, no amendment or variation or alteration of any provision of this Agreement, no settlement of any disputes arising under this Agreement, and no extension of time, waiver, relaxation, or suspension of, or agreement not to enforce or to suspend or postpone the enforcement of, any provision of this Agreement or of any document or contract issued in pursuance of this Agreement shall be binding unless in writing and signed by the Parties (or in the case of an extension of time, waiver or relaxation or suspension, signed by grantor thereof).  Any such extension, waiver, relaxation or suspension that is given must be construed as relating strictly to the matter in respect, whereof, it was given, and shall be without prejudice to the rights of the grantor thereof under this Agreement and/or in law.  No extension of time, waiver or relaxation of any provision of this Agreement or of a right flowing, therefrom, shall operate as an estoppel against the party granting same nor shall preclude or estop such party from exercising its rights under this Agreement or at law.

16.6
If the effective date of this Agreement does not appear from this agreement or is not mentioned or is left blank, then the effective date of this Agreement will be the date of the signature of this Agreement by the Party signing this Agreement last in time.

16.7
This Agreement shall be governed by and interpreted according to the laws applicable from time to time in South Africa, notwithstanding the conflict of law principles and rules applicable in South Africa and the USA.

16.8
The Parties, hereby, consent for all purposes in connection with and/or in relation to this agreement to the non-exclusive jurisdiction of the High Court of South Africa (Gauteng Division, Johannesburg) (or its successor).

16.9
It shall be competent for any Party to bring an action or application for specific performance, the Parties, hereby, waiving their rights to claim or raise as a defence that an alternative adequate remedy exists at law.

16.10
No indulgence, leniency, or extension of time which any party ("the Grantor") may grant or show to any other party, shall in any way prejudice the Grantor or preclude the Grantor from exercising any of its rights in the future.

16.11
No Party shall have the right to cede its rights and entitlements and/or assign and/or delegate its obligations, responsibilities and/or duties in terms of or under this Agreement to a third party without the prior written consent of the other Party, which consent shall not be unreasonably withheld nor delayed.

16.12	This Agreement is constituted for the benefit of the Parties only and does not create any rights in favour of any other party.

16.13	If any clause of this agreement is found to be invalid then such clause shall be severable from this agreement without affecting the validity of the remaining clauses of this agreement.

17.	WARRANTY OF AUTHORITY

Each Party warrants that it has power, authority and legal right to sign, execute, and perform this Agreement; which Agreement has been duly authorized by all necessary actions of its directors, members, shareholders, trustees, partners and/or authorised officers; and that it has duly, properly and lawfully complied with all of the requirements of its constitutional documents (such as, without limitation, association agreement, shareholders’ agreement, memorandum of incorporation, memorandum of articles and association, trust deed, and partnership agreement); and/or as required by law or as required by law governing its Party in the country in which it is registered and/or domiciled.

18.	COSTS

18.1	Each Party shall be liable for its own costs in connection with and attendant upon the negotiations, meetings, drafting, preparation and execution of and relating to this Agreement.

18.2
If any Party (“the successful party”) successfully enforces any of its rights (whatsoever) against the other Party (“the unsuccessful party”) or successfully defends any legal proceedings against it by the unsuccessful party, in terms of, flowing from, or incidental to this Agreement, then the unsuccessful party shall be liable to and shall make payment to the successful party, on a fully indemnified basis, of all of the legal and/or other costs paid and/or payable by the successful party to its attorneys and all of its legal and/or other representatives on an attorney and own client scale, including, without limitation, all such costs payable or to be paid by the successful party by agreement or otherwise and based upon time (hourly rates).

19.           EXCLUSIVITY

RUBICONTM and all RUBICONTM technology and all RUBICONTM systems and all allied and/or accessory and/or auxiliary technology, programmes, systems and units are being deployed, installed, commissioned, or used in South Africa via and through licence from DEC  and no exclusivity is conveyed or conferred.

20.           COUNTERPARTS

This Agreement may be signed in counterparts and each signed counterpart shall together be, and deemed to be, an original.  Any copy of a signed counterpart of this Agreement, in the absence of the original, shall for all purposes be (and deemed to be an original; such copies include a photocopy, a scanned copy, a pdf or adobe acrobat or similar copy, a telefaxed copy and a copy send by email or other electronic means.

21.           CONSENSUS

The terms and offer to engage as set, herein, are open for five days from the date acknowledged, herein, and as received and executed by all parties, hereto, on or before the 4th day of October, 2016.  This Agreement shall be fully effective, operative, and enforceable from the effective date (in terms of the provisions of this Agreement); that is, on and from the date of the Party signing this Agreement last in time or the deemed date of such signature, if such date does not expressly appear from the Agreement.

SIGNED at Johannesburg, South Africa on this the 4th day of OCTOBER, 2016, before the undersigned witnesses:

Sibusiso Mkhonto (sign)
MPONENG HOLDINGS [PTY] LTD
DULY AUTHORIZED
Full Names of Signatory: Sibusiso Mkhonto
Capacity: Executive Director

AS WITNESSESS:

1.  Twlembella M Velase (sign)                                 2.  _________________________ (sign)

Full Names of Witness:                                                                Full Names of Witness:

SIGNED at Johannesburg, South Africa on this the 4th day of OCTOBER 2016, before the undersigned witnesses:

Neal Allen (sign)
DOMINOVAS ENERGY CORPORATION
DULY AUTHORIZED
Full Names of Signatory: Neal Allen
Capacity: Chairman and Chief Executive Officer
AS WITNESSESS:

1.  _________________________ (sign)                             2.  _________________________ (sign)
Full Names of Witness:                                                                Full Names of Witness: